The L.S. Starrett Company
Retiree Welfare Benefit Plan

First Amendment

Pursuant to Section 7.1 of The L.S. Starrett Company Retiree Welfare Benefit Plan, as restated effective January 1, 2013 (the "Plan"), The L.S. Starrett Company hereby amends the Plan effective January 1, 2014 as follows:

1. Article 3 is amended by replacing Section 3.2 thereof in its entirety as follows:

"3.2. Date of Participation.

(a) An eligible individual under Section 3.1(a) will become a Retiree Participant on the Effective Date.

(b) Effective for retirements on or before December 31, 2013, an eligible individual under Section 3.1(b) will become a Retiree Participant on the date he or she becomes eligible to participate in the Plan under Section 3.1(b), provided that the individual elects, in such form and by such time as the Administrator shall prescribe, to participate in the Plan as a Retiree Participant.

(c) Effective for retirements on or after January 1, 2014, an eligible individual under Section 3.1(b) will become a Retiree Participant on the later of: (1) the date on which he or she becomes eligible to participate in the Plan under Section 3.1(b); and (2) the date on which he or she attains age 65; provided that the individual elects, in such form and by such time as the Administrator shall prescribe, to participate in the Plan as a Retiree Participant.

(d) An eligible individual who is covered under his or her spouse's or domestic partner's plan at the time of his or her initial eligibility under Section 3.1(b) or 3.1(c) may postpone participation in this Plan until the date on which the individual first ceases to be covered under the spouse's or domestic partner's plan, subject to such notice and election procedures as the Administrator may require. An eligible individual who fails to participate in the Plan immediately upon his or her loss of coverage under such other plan shall irrevocably forfeit any right to participate in the Plan thereafter."

2. Section 3.4(b) is amended in its entirety as follows:

"(b) Any eligible individual who fails to elect and enroll Eligible Dependents, in accordance with Sections 3.2 and 4.1, to participate in the Plan when he or she first becomes eligible (except as provided in Section 3.2(d)), or who voluntarily terminates his or her participation in the Plan as a Retiree Participant, shall irrevocably forfeit any right to participate in the Plan thereafter."

IN WITNESS WHEREOF, The L.S. Starrett Company has caused this instrument of amendment to be executed by its duly authorized officer this 31st day of December, 2013.

THE L.S. STARRETT COMPANY

By: D.A. Starrett

Its: President & CEO